Exhibit 21.1

Laureate Education, Inc.
List of Subsidiaries as of February 14, 2020

	Company	Jurisdiction of Organization	D/B/A
1.	GNUCO Pty Ltd	Australia
2.	Laureate Education Services Australia Pty. Ltd.	Australia
3.	LEI Australia Education, Pty. Ltd.	Australia
4.	LEI Australia Holdings Pty Ltd	Australia
5.	LEI Higher Education Holdings Pty Ltd	Australia
6.	LESA Education Services Holding Pty Ltd	Australia
7.	Think: Colleges Pty Ltd	Australia
APM College of Business and Communication, Australasian College of Natural Therapies, Billy Blue College of Design, Jansen Newman Institute, Southern School of Natural Therapies, William Blue College of Hospitality Management, Australian National College of Beauty, CATC Design School

8.	Think: Education Group Pty Ltd	Australia
9.	Think: Education Services Pty Ltd	Australia
10.	Torrens University Australia Limited	Australia
11.	AUBH Management SPC	Bahrain
12.	Educacao Interativa do Brasil, Ltda.	Brazil
13.	FACS Serviços Educacionais Ltda.	Brazil	Universidade Salvador
14.	Faculdades Metropolitanas Unidas Educacionais Ltda.	Brazil	Centro Universitario das Faculdades Metropolitanas Unidas (“FMU”)
15.	FADERGS—Faculdade de Desenvolvimento do Rio Grande do Sul Ltda.	Brazil
16.	Instituto Brasileiro de Medicina de Reabilitação, Ltda.	Brazil	Centro Universitario IBMR
17.	ISCP—Sociedade Educacional Ltda.	Brazil	Universidade Anhembi Morumbi
18.	Rede Internacional de Universidades Laureate Ltda.	Brazil
19.	Sociedade Capibaribe de Educação e Cultura Ltda.	Brazil	Faculdade dos Guararapes
20.	Sociedade de Educação Ritter dos Reis Ltda	Brazil	Centro Universitario Ritter dos Reis—Uniritter
21.	Sociedade de Ensino Superior da Bahia	Brazil
22.	Sociedade Educacional Luiz Tarquinio	Brazil
23.	Sociedade Paraibana de Educação e Cultura Ltda.	Brazil	Faculdade Internacional da Paraiba

24.	Sociedade Potiguar de Educação e Cultura Ltda.	Brazil	Universidade Potiguar
25.	LEI Combination Holdings Limited	Cayman Islands
26.	LE University Holding Company Limited	Cayman Islands
27.	CAMPVS Mater, SpA	Chile
28.	Center for Executive Education IEDE SpA	Chile
29.	Centro de Formación Técnica Instituto AIEP Regional SpA	Chile
30.	Centro de Formación Técnica Instituto AIEP SpA	Chile
31.	Centro de Innovación y Emprendimiento UVV Limitada	Chile
32.	Corporación Universidad Nacional Andrés Bello	Chile	Universidad Andrés Bello
33.	Fleet Street Development Company SpA	Chile
34.	IEDE Chile Institute for Executive Development SpA	Chile
35.	Inmobiliaria e Inversiones San Genaro Dos SpA	Chile
36.	Inmobiliaria e Inversiones San Genaro SpA	Chile
37.	Inmobiliaria Educacional SpA	Chile
38.	Instituto Nacional de Computación y Administración de Empresas INDAE Limitada	Chile
39.	Instituto Profesional AIEP SpA	Chile
40.	Instituto Profesional Escuela Moderna de Musica SpA	Chile
41.	Laureate Chile II SpA	Chile
42.	Laureate Desarrollos Educacionales SpA	Chile
43.	Servicios Andinos SpA	Chile
44.	Servicios Profesionales Andrés Bello SpA	Chile
45.	Sociedad Educacional Campvs SpA	Chile
46.	Universidad de Las Américas	Chile
47.	Universidad de Viña del Mar	Chile	Universidad Viña del Mar
48.	Beijing INTI Management College	China
49.	Blue Mountains Hotel Management Consulting (Shanghai) Co. Ltd.	China	Blue Mountains International Hotel Management School
50.	DeZen Education Training (China) Co., Ltd	China
51.	Laureate Investment Consulting (Shanghai) Co., Ltd.	China
52.	Corporacion Cientifico Humanista UDLA	Ecuador
53.	Servicios Profesionales Ad Portas Cia. Ltda.	Ecuador

54.	Fleet Street Development Company Honduras, S. de R.L. de C.V.	Honduras
55.	Fundación Para el Desarollo de la Educación y Fomento de la Iniciativa Empresarial	Honduras
56.	Education Real Estate Honduras S DE RL DE CV (FKA Education Honduras S DE RL DE CV)	Honduras
57.	Universidad Tecnológica Centroamericana	Honduras	Universidad Tecnológica Centroamericana; Centro Universitario Tecnológico
58.	INTI College Hong Kong Ltd	Hong Kong
59.	INTI Education (International) Ltd	Hong Kong
60.	Jia Yue Investment Limited	Hong Kong
61.	Laureate Education Asia Limited	Hong Kong
62.	LEI China Limited	Hong Kong
63.	LEI Holdings, Limited	Hong Kong
64.	Merit International (HK) Limited	Hong Kong
65.	India Centric Education Hub Private Limited	India
66.	LEI Japan Holdings K.K.	Japan
67.	Erti Utama Sdn Bhd	Malaysia
68.	Exeter Street Holdings Sdn. Bhd.	Malaysia
69.	INTI Asset Management Sdn Bhd	Malaysia
70.	INTI Assets Holdings Sdn Bhd	Malaysia
71.	INTI Education Holdings Sdn Bhd	Malaysia
72.	INTI Education Sdn Bhd	Malaysia
73.	INTI Higher Learning Centre Sdn Bhd	Malaysia
74.	INTI IABS Sdn. Bhd	Malaysia	INTI College Sarawak
75.	INTI Instruments (M) Sdn Bhd	Malaysia	INTI International College Subang
76.	INTI International College Kuala Lumpur Sdn Bhd	Malaysia	INTI International College Kuala Lumpur
77.	INTI International College Penang Sdn Bhd	Malaysia	INTI International College Penang
78.	INTI International Education Sdn Bhd	Malaysia	INTI International University
79.	INTI Kinabalu Sdn Bhd	Malaysia	INTI College Sabah
80.	INTI Management Services Sdn Bhd	Malaysia
81.	INTI Universal Holdings Sdn. Bhd.	Malaysia
82.	LEI Management Asia, Sdn Bhd	Malaysia
83.	MIM‑IMS Education Sdn Bhd	Malaysia	MIM‑INTI Management Institute
84.	PJ College of Art & Design Sdn Bhd	Malaysia
85.	Colegio Americano de Veracruz, S.C.	Mexico	Universidad del Valle de Mexico
86.	Colegio Villa Rica Coatzacoalcos, S.C.	Mexico	Universidad del Valle de Mexico
87.	Colegio Villa Rica, S.C.	Mexico	Universidad del Valle de Mexico

88.	Corparación Educativa de Celaya, S.C.	Mexico
89.	Fundacion UVM S.C. (fka Fundación Laureate S.C).	Mexico
90.	Estrater, S.A. de C.V. SOFOM ENR	Mexico
91.	Grupo Educativo UVM, S.C.	Mexico	Universidad del Valle de Mexico
92.	Institute for Executive Development Mexico S.A. de C.V.	Mexico
93.	Laureate Education Mexico, S. de R.L. de C.V.	Mexico
94.	LE Proteccion Contigo Agente de Seguros, SA de CV.	Mexico
95.	Planeacion de Sistemas, S.A.P.I. de C.V.	Mexico
96.	Servicios Regionales Universitarios LE, S.C.	Mexico
97.	Universidad Autónoma de Veracruz, S.C.	Mexico	Universidad del Valle de Mexico
98.	Universidad del Valle de Mexico del Noreste, S.C.	Mexico	Universidad del Valle de Mexico
99.	Universidad del Valle de México, S.C.	Mexico	Universidad del Valle de Mexico
100.	Universidad Tecnológica de Mexico, S.C.	Mexico	Universidad Tecnológica de México; Universidad del Valle de Mexico
101.	UVM Educación, S.C.	Mexico	Universidad del Valle de Mexico
102.	UVM Formación, S.C.	Mexico	Universidad del Valle de Mexico
103.	Administradora CA Universitaria, S.C.	Mexico
104.	Education Trademark B.V.	Netherlands
105.	Fleet Street International Universities C.V.	Netherlands
106.	Laureate I B.V.	Netherlands
107.	Laureate Coöperatie U.A.	Netherlands
108.	Laureate International B.V.	Netherlands
109.	Laureate Middle East Holdings B.V.	Netherlands
110.	Laureate Online Education B.V.	Netherlands	University of Liverpool; University of Roehampton
111.	Education Honduras B.V. (fka Laureate Real Estate Holdings B.V).	Netherlands
112.	Laureate Trademark Holding B.V.	Netherlands
113.	Laureate‑University of Liverpool Ventures B.V.	Netherlands
114.	LEI AMEA Investments B.V.	Netherlands
115.	LEI Bahrain Investments B.V.	Netherlands
116.	LEI European Investments, B.V.	Netherlands
117.	LEI Global Holding I B.V.	Netherlands
118.	Online Higher Education B.V.	Netherlands

119.	Fundaempresa B.V.	Netherlands
120.	LEI New Zealand	New Zealand
121.	Media Design School	New Zealand
122.	Visam Properties Limited	New Zealand
123.	Castro Harrigan Asociados Panamá, S. de R.L.	Panama
124.	Desarrollos Urbanos Educativas, S. de R.L.	Panama
125.	Laureate Panamá S. de R.L.	Panama
126.	Ulatec, S. de R.L.	Panama
127.	Laureate Peru SRL (fka Inversiones Educacionales Perú S.R.L.)	Peru
128.	Laureate Education Perú S.R.L.	Peru
129.	Metramark S.A.C.	Peru
130.	Universidad Peruana de Ciencias Aplicadas S.A.C.	Peru
131.	Universidad Privada del Norte S.A.C.	Peru
132.	Instituto de Educacion Superior Cibertec SAC (fka Instituto de Educación Superior Tecnológico Privado Red Avansys S.A.C.)	Peru
133.	OIE Support spółka z ograniczoną odpowiedzialnością w organizacji	Poland
134.	Laureate Vocational Saudi Limited	Saudi Arabia
135.	Laureate Middle East Saudi Arabia Limited	Saudi Arabia
136.	LEI Singapore Holdings Pte. Ltd.	Singapore
137.	ICE Inversiones Brazil, S.L.	Spain
138.	Iniciativas Culturales de España SL	Spain
139.	St. Theresa INTI Development Co. Limited	Thailand
140.	Laureate‑Obeikan, Ltd.	United Arabs Emirates
141.	Canter and Associates, LLC	Delaware, USA
142.	Educational Satellite Services, Inc.	Delaware, USA
143.	Exeter Street Holdings LLC	Maryland, USA
144.	Fleet Street Aviation, LLC	Washington, USA
145.	Fleet Street International University Holdings, LLC	Maryland, USA
146.	FSIUH Holding LLC	Maryland, USA
147.	Kendall College LLC	Illinois, USA
148.	LEI Administration, LLC	Maryland, USA
149.	National Hispanic University, LLC	California, USA
150.	NewSchool of Architecture and Design, LLC	California, USA
151.	Post‑Secondary Education Acquisition Corporation	Delaware, USA
152.	The Canter Group of Companies, LLC	California, USA
153.	Walden e‑Learning, LLC	Delaware, USA

154.	Walden University, LLC	Florida, USA
155.	Wall Street International Holdings‑US I, Inc.	Maryland, USA